Kandi Technologies Announces Entry into Agreement for Registered Direct Placement of $71 Million of Common Stock and Warrants

JINHUA, China, August 29, 2014 -- Kandi Technologies Group, Inc. (the “Company” or “Kandi”) (NASDAQ GS: KNDI), today announced that it has entered into a securities purchase agreement with certain institutional investors for a registered direct placement of $71 million of common stock at a price of $17.20 per share. The Company will issue a total of 4,127,908 shares of common stock to the institutional investors. As part of the transaction, the Company will also issue to the investors warrants (“Warrants”) for the purchase of up to 743,024 shares of common stock at an exercise price of $21.50 per share, which Warrants will have a term of 17 months from the date of issuance. Any investor that invests more than $30 million in the initial offering of shares and Warrants will have an option to purchase its pro rata share of up to $30 million of additional shares for a period commencing after the initial closing date and ending on November 17, 2014, and investors exercising such option will also receive Warrants for the purchase of an aggregate of up to 313,954 shares of our common stock. Assuming that the investors exercise all of their options, the total gross proceeds of the offering would be $101 million.

The net proceeds from this offering will be used for general working corporate purposes. The completion of the placement is expected to occur on or about September 4, 2014, subject to the satisfaction of customary closing conditions.

FT Global Capital, Inc. acted as the exclusive placement agent for the transaction.

These securities are being offered through a prospectus supplement pursuant to the Company’s effective shelf registration statement and base prospectus contained therein. A shelf registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement related to the offering will be filed with the SEC. This press release does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

For further details of this transaction, please see the Form 8-K to be filed with the SEC.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (NASDAQ GS: KNDI), headquartered in Jinhua, Zhejiang Province, is engaged in the research and development, manufacturing and sales of various vehicle products. Kandi has established itself as one of the world’s largest manufacturers of pure EV products, Go-Kart vehicles, and tricycle and utility vehicles (UTVs), among others. More information can be viewed at its corporate website is http://www.kandivehicle.com. Kandi routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:
Kandi Technologies Group, Inc.
Ms. Kewa Luo
Phone: 1-212-551-3610
Email: IR@kandigroup.com